EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2004 relating to the consolidated financial statements of MortgageIT, Inc., which appears in the MortgageIT Holdings, Inc. Registration Statement on Form S-11 (File No. 333-113825), dated August 2, 2004.

BDO Seidman LLP

New York, New York

October 6, 2004